UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

December 10, 2024

Date of Report (Date of earliest event reported)

MUNCY COLUMBIA FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Pennsylvania	000-19028	23-2254643
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Ident. No.)

232 East Street, Bloomsburg, Pennsylvania 17815

(Address of principal executive offices) (Zip Code)

(570) 784-4400

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On December 10, 2024, the board of directors of Muncy Columbia Financial Corporation (the “Company”) amended the Company's bylaws by amending Section 10.2 to provide that directors of the Company or any direct or indirect subsidiary of the Company must “beneficially own,” within the meaning of Securities and Exchange Commission Rule 13d-3, the minimum amount of shares of the Company’s common stock established by the board of directors by resolution, rather than owning such shares “in his or her own name or jointly with his or her spouse,” and by adding a new Section 16.4 providing that the board of directors may establish by resolution a minimum amount of shares of the Company’s common stock that designated officers of the Company or any direct or indirect subsidiary of the Company must "beneficially own" within the meaning of Securities and Exchange Commission Rule 13d-3.

A copy of the Amended and Restated By-laws of the Company, as amended, are attached to this report as Exhibit 3.2 and incorporated herein by reference.

Also on December 10, 2024, the board of directors of the Company, acting pursuant to the authority of the aforesaid bylaws amendments, established a new Share Ownership Policy requiring the following officers and the directors of the Company and its wholly-owned subsidiary, Journey Bank, to beneficially own, within the meaning of Securities and Exchange Commission Rule 13d-3, the indicated amounts of shares of the Company’s common stock, based upon the closing price for shares of the Company’s common stock as reported by the market on which the Company’s common stock is quoted or listed on the applicable December 31 compliance date:

Executive Vice President and Chief Financial Officer*	$100,000
Senior Executive Vice President	$150,000
Director, President and Chief Executive Officer	$200,000
*If not otherwise a Senior Executive Vice President

December 31, 2029 is the compliance date for persons who hold such officer and/or director positions as of December 10, 2024. December 31 of the year that is five (5) years after the date such persons are first appointed to any such officer position or are first appointed or elected as a director will be the compliance date if such appointment or election occurs after December 10, 2024. In either case, if a person who already is subject to the share ownership policy is subsequently promoted to a higher officer position or appointed or elected a director for which a greater minimum aggregate amount of shares of the Company’s common stock is applicable, then the compliance date will be extended an additional three (3) years, but not more than five (5) years, from December 31 of the year in which the effective date of such promotion, appointment or election occurs.

Compliance with the policy is to be assessed at each December 31, Once compliance is achieved, including if compliance is achieved prior to the applicable compliance date, such officer or director will be required to comply with the policy at all times thereafter, provided that if noncompliance would subsequently occur as a result of a decrease in market value of the Company’s common stock, the affected officer or director shall be deemed to be in compliance with the policy if such officer or director maintains ownership of at least the same number of shares (subject to adjustment for stock splits, etc.) that such officer or director owned at the time he or she first achieved compliance with the policy at the level then applicable to the officer or director.

The board of directors has the right to interpret the policy in its sole discretion and to grant such exceptions or extensions as it shall deem to be necessary or appropriate in its discretion. The policy may be amended or repealed by the board of directors in its discretion.

Item 9.01 Financial Statements and Exhibits.

(a)	Not applicable.
(b)	Not applicable.
(c)	Not applicable.
(d)	Exhibits.
The following exhibits are furnished with this report on Form 8-K:

Exhibit Number	Description
3.2	Amended and Restated By-laws, as amended
104	Cover Page Interactive Data File (embedded in the cover page formatted in Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MUNCY COLUMBIA FINANCIAL CORPORATION

Dated: December 11, 2024

	By:	/s/ Joseph K. O’Neill, Jr.
Joseph K. O’Neill, Jr.
Executive Vice President and Chief Financial Officer